                                    EXHIBIT 3

                               Page 20 of 35 Pages


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                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT made as of this 22nd of April, 1997, by and among The General Chemical Group Inc., a Delaware corporation (the "Company") and the persons listed on Appendix A hereto (each a "Holder" and collectively, the "Holders" together with any person defined as a "Holder" under
Section 1.03(b) of this Agreement).

                              W I T N E S S E T H:

         WHEREAS, the Holders have acquired from Stonor Group Limited ("Stonor") an aggregate of 3,100,000 shares of the common stock, par value $.01 per share ("Common Stock"), of the Company (the "Shares") pursuant to a Stock Purchase Agreement dated as of even date herewith;

         WHEREAS, the Company and Stonor are parties to that certain Stockholder Agreement dated as of May 15, 1996 (the "Original Agreement") pursuant to which, among other things, the Company has granted to Stonor certain registration rights with respect to the Shares;

         WHEREAS, immediately prior to the execution of this Agreement, the Company and Stonor are terminating the Original Agreement; and

         WHEREAS, the Company and the Holders desire to enter into this Agreement to provide for certain registration rights on the part of the Holders.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I. REGISTRATION RIGHTS

         Section 1.01. Shelf Registration: "Piggy-Back" Registration Rights

                  (a) If, at any time after the date hereof and prior to the second anniversary of the date hereof, a majority in interest of the Holders (as hereinafter defined) shall notify the Company in writing that they intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities (as hereinafter defined), the Company will use its best efforts to cause such of the Registrable Securities as may be requested by the Holders to be registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement on Form S-3 (or any comparable successor form) (a "Registration Statement") for sale on a delayed or continuous basis under Rule 415 under the Securities Act, and to keep such registration effective until the earlier of the second anniversary of the date hereof or the date on which all of such Holders' Registrable Securities registered thereunder are sold; provided, however, that the Company shall have no obligation to file a Registration Statement pursuant to this Section 1.01(a) prior to May 15, 1997. If the Company shall not then be entitled to utilize Form S-3 for any requested registration of Registrable Securities, the Company shall effect any requested registration on such form of registration statement as the Company shall then be entitled to utilize. All Registration Expenses (as hereinafter defined) of such registration and offerings attributable to any registration pursuant to this Section 1.01(a) shall be borne by the Company. The Company may postpone the filing of any Registration Statement required under this Section 1.01(a) for a reasonable period of time, not to exceed 120 days if a Suspension Event (as hereinafter defined) has occurred and is continuing. The Company shall not be required to cause a Registration Statement requested pursuant to this Section 1.01(a) to become effective prior to 120 days following the effective date of a registration statement initiated by the Company, if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to the Holders to the

                               Page 21 of 35 Pages

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effect that the Company is commencing to prepare a company-initiated registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Securities and Exchange Commission (the "Commission") under the Securities Act is applicable); provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly. The Company represents and warrants to each of the Holders that (i) no Suspension Event has occurred and it is not aware of any facts or circumstances which would cause a Suspension Event to occur on or prior to May 15, 1997 and (ii) it has no current intention of filing with the Commission (as hereinafter defined) a company-initiated registration statement.

                  (b) If at any time or times after the date hereof, the Company shall determine or be required to register any shares of its Common Stock for sale under the Securities Act (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by stockholders of the Company (a "secondary offering"), or both (but not in connection with a registration (i) effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable or (ii) in connection with the registration of preferred stock or debt securities of the Company which are convertible into or exchangeable for shares of Common Stock)), the Company will promptly give written notice thereof to each of the Holders. In connection with any such registration, if within 20 days after the receipt of such notice one or more Holders of Registrable Securities (as hereinafter defined), request the inclusion of some or all of the Registrable Securities (but not any other shares) held by them in such registration, the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which such Holders request to be registered in a writing delivered to the Company within 20 days after such Holders' receipt of the notice referred to above. In the case of the registration of shares of Common Stock by the Company in connection with an underwritten public offering, (i) the Company shall not be required to include any Registrable Securities in such underwriting unless the Holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriter or underwriters selected by it, and (ii) if the underwriter(s) determines that marketing factors require a limitation on the number of Registrable Securities to be offered, the Company shall not be required to register Registrable Securities of the Holders in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in excess of any amount to be registered for the Company, and in the event of any such limitation the number of Registrable Securities of any Holder requesting inclusion in such registration shall be based upon the relative holdings of Common Stock of all Holders requesting such registration (and if any Holder would thus be entitled to include more Registrable Securities as such Holder requested to be registered, the excess shall be allocated among other requesting Holders pro rata based upon their relative holdings of Common Stock). All Registration Expenses relating to the registration and offering of Registrable Securities pursuant to this Section 1.01(b) shall be borne by the Company.

         Section 1.02. Selection of Underwriter. If the Holders so elect, the offering of Registrable Securities pursuant to a registration statement filed under this Article I shall be in the form of an underwritten offering. If they so elect, the Company shall select one or more nationally recognized firms of investment bankers to act as the book-running managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering.

         Section 1.03. Definitions.

         (a) Registrable Securities. For the purposes of this Agreement, the term "Registrable Securities" shall mean (i) the Shares and (ii) any shares of Common Stock issued or issuable with respect to any of such Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that any of

                               Page 22 of 35 Pages

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the foregoing that are sold in a registered sale pursuant to an effective registration statement under the Securities Act or that may be sold without restriction pursuant to Rule 144(k) under the Securities Act (as confirmed by an unqualified opinion of counsel to the Company) shall not be deemed Registrable Securities.

         (b) Holders. For purposes of this Agreement, the term "Holder" shall mean any holder of Registrable Securities from time to time, including, without limitation, (i) the Holders signatory to this Agreement and (ii) any subsequent transferees of such Holders of Registrable Securities.

         (c) The term "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation, all Commission and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), printing expense, messenger and delivery expense, internal expenses including without limitation, all salaries and expense of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which securities are listed, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expense of any annual audit or "cold comfort" letters required by or incident to such performance and compliance), the fees and disbursements of underwriters customarily paid by issuers or sellers of securities, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and -fees and expenses of other persons retained by the Company (but not including
(i) any underwriting discounts or commissions attributable to the sale of Registrable Securities by Holders of such Registrable Securities, (ii) any transfer taxes payable by the Holders of Registrable Securities in connection with the sale of Registrable Securities and (iii) the fees of counsel retained in connection with each such registration by any of the Holders).

         Section 1.04. Further Obligations of the Company. Whenever under the preceding Sections of this Article I the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:

                  (a) Use its best efforts (with due regard to the management of the ongoing business of the Company) to diligently prepare and file with the Commission a Registration Statement on Form S-3 or comparable successor form and such amendments and supplements to said Registration Statement and the prospectus used in connection therewith as may be necessary to keep said Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said Registration Statement until the earlier of the second anniversary of the date hereof or the date on which all of the Holders' Registrable Securities have been sold;

                  (b) Use its best efforts to continue to qualify at all times for registration of its capital stock on Form S-3 or a comparable successor form;

                  (c) Furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the sale of such Holder's Registrable Securities;

                  (d) Enter into any reasonable underwriting agreement required by the underwriter selected pursuant to Section 1.02 on terms satisfactory to the Company and the Holders;

                  (e) Use its best efforts to register or qualify the securities covered by said registration statement under the securities or "blue-sky" laws of such jurisdictions as any selling Holders may

                               Page 23 of 35 Pages

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reasonably request, provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business or subject itself to general service of process therein;

                  (f) immediately notify each selling Holder, at any time when a prospectus relating to such Holder's Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (g) Cause all such Registrable Securities to be listed on each securities exchange or quoted in each quotation system on which similar securities issued by the Company are then listed or quoted;

                  (h) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby (90 days in case the period covered corresponds to a fiscal year of the Company), an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act; and

                  (i) Obtain and furnish to each selling Holder, immediately prior to the effectiveness of the registration statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), a cold comfort letter from the Company's independent public accountants in the same form and covering the same matters as is typically delivered to underwriters and, in the event that an underwriter or underwriters have been retained in connection with such registration, such cold comfort letter to be provided to the selling Holders shall be the same cold comfort letter delivered to such underwriter or underwriters.

         Section 1.05. Stop Orders; Sale Notices; Suspension of Registration Requirement.

                  (a) The Company shall promptly notify each Holder of, and confirm in writing, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as is practicable.

                  (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to use best efforts to cause a Registration Statement and any filings with any state securities commission to be made or to become effective or to amend or supplement Registration Statement shall be suspended in the event and during such period pending negotiations relating to, or consummation of, a transaction or the occurrence of an event if the Company has been advised by legal counsel that such filing, amendment or supplement would require a special audit or the disclosure of a material impending transaction or other matter and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company (such circumstances being hereinafter referred to as a "Suspension Event"), but such suspension shall continue only for so long as such event or its effect is continuing. The Company shall have the right to withdraw and terminate any effective Registration Statement if a Suspension Event has occurred and is continuing; provided, however, that upon the conclusion of such Suspension Event the Company shall promptly file a new Registration Statement with respect to any Registrable Securities then outstanding and to keep such

                               Page 24 of 35 Pages

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registration effective for the time period prescribed by Section 1.01(a), which
Registration Statement shall be subject to all of the terms and conditions of this Agreement.

                  (c) Each Holder whose Registrable Securities are covered by a Registration Statement agrees, if requested by the managing underwriter or underwriters in an underwritten offering (an "Underwritten Offering"), not to effect any public sale or distribution of any of the securities of the Company of any class included in such Underwritten Offering, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such Underwritten Offering), during the 15-day period prior to, and during the 120-day period beginning on, the date of pricing of each Underwritten Offering, to the extent timely notified in writing by the Company or the managing underwriters (or the Company on behalf of such managing underwriters).

         Section 1.06. Notice of Sales; Black-Out Period. Following the effectiveness of the Registration Statement and any filings with any state securities commissions, the Holders agree that they will not effect any sales of the Registrable Securities pursuant to the Registration Statement or any such filings at any time unless they have provided to the Company written notice of such proposed sale not later than one (1) business day prior to such proposed sale and the Company has notified such selling Holder that no Suspension Event has occurred and is continuing. If the Company notifies the selling Holder that a Suspension Event has occurred and is continuing, the Company will notify such selling Holder as soon as practicable after the termination of such Suspension Event and any necessary supplements or amendments to the Registration Statement have been made pursuant to Section 1.04.

         Section 1.07. Indemnification; Contribution.

                  (a) Incident to any registration statement referred to in this Agreement, and subject to applicable law, the Company will indemnify and hold harmless each underwriter, each Holder of Registrable Securities (including its respective directors, officers, employees and agents) so registered, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration, provided, however, that the Company will not be liable to such underwriter, Holder or controlling person to the extent that such loss, claim, damage, expense or liability arises from and is based on (A) an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Holder or controlling person expressly for use in such registration statement or (B) any preliminary prospectus, to the extent that any such loss, claim, damage or liability results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, such preliminary prospectus which untrue statement or omission was corrected in the final prospectus, if the Company shall sustain the burden of proving that a Holder sold Registrable Securities to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale, a copy of the final prospectus. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company

                               Page 25 of 35 Pages

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by such Holder expressly for use in such registration statement, such Holder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), each other Holder of Registrable Securities (including its respective directors, officers, employees and agents) so registered, and each person who controls any of them within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a Holder for indemnification under this Section 1.07(a) exceed the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which is being sold by such Holder or
(ii) the proceeds received by such Holder from its sale of Registrable Securities under such registration statement.

                  (b) If the indemnification provided for in Section 1.07(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 1.07, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect the relative fault of the Company, the selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, the selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the selling Holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Holders, and the underwriters agree that it would not be just and equitable if contribution pursuant to this Section 1.07(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentences. In no event, however, shall a Holder be required to contribute any amount under this Section 1.07(b) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which is being sold by such Holder or (ii) the proceeds received by such Holder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (c) The indemnification and contribution provided for in this
Section 1.07 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

         Section 1.08. Rule 144 Requirements. The Company will use its best efforts to file with the Commission such information as the Commission may require under the reporting requirements of Sections 13 and 15(d) of the Exchange Act; and the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor or similar exemptive rules hereafter in effect). The Company shall furnish to any Holder of Registrable Securities upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or Rule 144A or such successor rules.

                               Page 26 of 35 Pages

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         Section 1.09. Transfer of Registration Rights. The registration rights and related obligations under this Article I of each of the Holders with respect to any of its Registrable Securities may be assigned by it, and upon such transfer the relevant transferee shall be deemed to be included within the definition of a "Holder" solely for purposes of this Article I. The transferring Holder and any subsequent transferee shall notify the Company at the time of such transfer.

ARTICLE II. MISCELLANEOUS.

         Section 2.01. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

         Section 2.02. Further Assurances. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

         Section 2.03. Rights of Third Parties. Except as set forth in Section 1.09, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

         Section 2.04. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original and all such counterparts shall be taken to constitute one and the same document.

         Section 2.05. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

         Section 2.06. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         Section 2.07. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         Section 2.08. Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.


                               Page 27 of 35 Pages

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         Section 2.09. Representations and Warranties of the Company. The
Company hereby represents and warrants to each of the Holders as follows:

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                  (b) The Company has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes the legal and binding obligation of the Company enforceable against the Company in accordance with its terms except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity and (iii) state or federal securities laws or policies relating to the non-enforceability of the indemnification or contribution provisions contained herein.

                  (c) The execution and delivery and performance by the Company of the Agreement and the transactions contemplated hereby do not and will not violate the charter or by-laws of the Company or any contract or other agreement to which the Company is a party or by which its assets are bound or any laws, rules, regulations of any jurisdiction applicable to the Company or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any person or entity (governmental or otherwise).

                               Page 28 of 35 Pages

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          THE GENERAL CHEMICAL GROUP, INC.

                                          By: /s/ Ralph M. Passino
                                             -----------------------------------
                                              Name:  Ralph M. Passino
                                              Title: Vice President

                               Page 29 of 35 Pages

HOLDERS:

                            If a corporation, partnership, trust or entity:

                            MASSMUTUAL Life Ins. Co.
                            ----------------------------------------------------
                            Name of Holder

                            By:    /s/ Mark A. Ahmed
                            Name:  Mark A. Ahmed
                            Title: Managing Director


                            If a corporation, partnership, trust or entity:

                            MASSMUTUAL Corporate Value Partners*
                            ----------------------------------------------------
                            Name of Holder

                            By:    /s/ Mark A. Ahmed
                            Name:  Mark A. Ahmed
                            Title: Managing Director

                         *  By MASSMUTUAL Life Ins. Co., its
                            Investment Manager


                            If a corporation, partnership, trust or entity:

                            MASSMUTUAL High Yield Partners LLC*
                            ----------------------------------------------------
                            Name of Holder

                            By:    /s/ Mark A. Ahmed
                            Name:  Mark A. Ahmed
                            Title: Managing Director

                         *  By HYP Management, Inc. as Manager


                            If a corporation, partnership, trust or entity:

                            JO Hambro & Partners Ltd. a/c North
                            Altantic Smaller Companies Investment
                            Trust plc
                            ----------------------------------------------------
                            Name of Holder

                            By:    /s/ Claudia Perkins
                            Name:  Claudia Perkins
                            Title: Director


                              Page 30 of 35 Pages

                            If a corporation, partnership, trust or entity:

                            JO Hambro & Partners Ltd. a/c
                            American Opportunity Trust PLC
                            ----------------------------------------------------
                            Name of Holder

                            By:    /s/ Claudia Perkins
                            Name:  Claudia Perkins
                            Title: Director


                            If a corporation, partnership, trust or entity:

                            JO Hambro & Partners Ltd. Main Account
                            ----------------------------------------------------
                            Name of Holder

                            By:    /s/ Claudia Perkins
                            Name:  Claudia Perkins
                            Title: Claudia Perkins


                            If a corporation, partnership, trust or entity:

                            JO Hambro & Partners Ltd. a/c Isle of Man
                            ----------------------------------------------------
                            Name of Holder

                            By:    /s/ Claudia Perkins
                            Name:  Claudia Perkins
                            Title: Director


                            If a corporation, partnership, trust or entity:

                            Bank of Bermuda (Guernsey) Limited
                            ----------------------------------------------------
                            Name of Holder

                            By:    /s/ C.M. Butt
                            Name:  C.M. Butt
                            Title: Officer Operatoins

                            By:    /s/ D. Cherry
                            Name:  D. Cherry
                            Title: Senior Settlements Administrator


                               Page 31 of 35 Pages

                            If a corporation, partnership, trust or entity:

                            The Tail Wind Fund Ltd.
                            ----------------------------------------------------
                            Name of Holder

                            By:    /s/ Michael M. Darville
                            Name:  Michael M. Darville
                            Title: Director

                            By:    /s/ Anita M. Donalds
                            Name:  Anita M. Donalds
                            Title:


                            If a corporation, partnership, trust or entity:

                            Chelverton Fund Ltd.
                            ----------------------------------------------------
                            Name of Holder

                            By:    /s/ James Morton
                            Name:  R.J.P. Morton
                                   Director of European American
                                   Securities, Inc. Manager of the
                            Title: Chelverton Fund


                            If a corporation, partnership, trust or entity:

                            Equitable Life Assurance Society
                            ----------------------------------------------------
                            Name of Holder

                            By:    /s/ Paul Gaunt
                            Name:  Paul Gaunt
                            Title: Assistant General Manager


                            If a corporation, partnership, trust or entity:

                            Swiss Bank Corporation (Luxembourg) Ltd.
                            ----------------------------------------------------
                            Name of Holder

                            By:    /s/ Authorized Signatory
                            Name:  Authorized Signatory
                            Title:


                               Page 32 of 35 Pages

                             If a corporation, partnership, trust or entity:

                             Waterstock Asset Management Ltd.
                            ----------------------------------------------------
                             Name of Holder

                             By:    /s/ Jan Lundqvist
                             Name:  Jan Lundqvist
                             Title: MD


                             If a corporation, partnership, trust or entity:

                             First Chicago Capital Corporation
                            ----------------------------------------------------
                             Name of Holder

                             By:    /s/ Geoffrey L. Stringer
                             Name:  Geoffrey L. Stringer
                             Title: Chairman and CEO

                             If a corporation, partnership, trust or entity:

                             EOS Partners LP
                            ----------------------------------------------------
                             Name of Holder

                             By:    /s/ Steven M. Friedman
                             Name:  Steven M. Friedman
                             Title: General Partner


                             If a corporation, partnership, trust or entity:

                             C.S.L. Associates, L.P.
                            ----------------------------------------------------
                             Name of Holder

                             By:    /s/ Charles S. Lipson
                             Name:  Charles S. Lipson
                             Title: General Partner

                             If a corporation, partnership, trust or entity:

                             NUFI
                            ----------------------------------------------------
                             Name of Holder

                             By:    /s/ David B. Pinkerton

                             Name:  David B. Pinkerton
                             Title: Vice President

                             If a corporation, partnership, trust or entity:

                               Page 33 of 35 Pages

                            Network Fund III, Ltd.
                            ----------------------------------------------------
                            Name of Holder

                            By:      /s/William P. O'Donnell
                            Name:  William P. O'Donnell
                            Title:  Managing Partner


                            If An Individual:

                            /s/ John W. Gildea
                            ----------------------------------------------------
                            Name:


                            If a corporation, partnership, trust or entity:

                            Gildea Investment Company Defined
                            Benefits Plan
                            ----------------------------------------------------
                            Name of Holder

                            By:    /s/ John W. Gildea
                            Name:  John W. Gildea
                            Title:


                            If An Individual:

                            /s/ William P. O'Donnell
                            ----------------------------------------------------
                            Name:


                            If An Individual:

                            /s/ Steven L. and Stephanie D. Volla JT
                            ----------------------------------------------------
                            Name:

                               Page 34 of 35 Pages

                                   APPENDIX A

                                                               Number of
Name of Holder                                          Registrable Securities
--------------                                          ----------------------

MASSMUTUAL Long Term Pool                                       138,450
MASSMUTUAL Corporate Value Partners Limited                      69,250
MASSMUTUAL High Yield Partners LLC                               92,300
North Atlantic Smaller Companies                                275,000
American Opportunity Trust                                      100,000
JO Hambro & Partners - Main Account                               8,000
JO Hambro & Partners - Isle of Man Account 2                     42,000
ORYX International Growth Fund                                   75,000
The Tail Wind Fund Ltd.                                          19,000
The Chelverton Fund Limited                                       6,000
Equitable Life Assurance Society                                650,000
Swiss Bank Corporation (Luxemborg) SA Luxemborg                 225,000
Banque Edouard Constant SA, Geneva                               25,000
First Chicago Capital Corporation                               500,000
EOS Partners, LP                                                 50,000
CSL Associates, LP                                               15,000
NUFI                                                            150,000
Network Fund III, Ltd.                                          500,000
John W. Gildea                                                   75,000
Gildea Investment Company Defined Benefit Plan                   25,000
William P. O'Donnell                                             10,000
Steven L. Volla and Stephanie D. Volla JT                        50,000
Total:                                                        3,100,000
                                                              =========

                               Page 35 of 35 Pages